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                                                                EXHIBIT 99(A)(3)


                        RESTATED CERTIFICATE OF TRUST OF

                        DEF EXCHANGEABLE PREFERRED TRUST

     This Restated Certificate of Trust of DEF Exchangeable Preferred Trust (the "Trust"), dated as of November 4, 1998, is being duly executed and filed by the undersigned, as the only trustees of the Trust, to amend and restate the original Certificate of Trust of the Trust which was filed on October 13, 1998 with the Secretary of State of the State of Delaware (the "Secretary of State") under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.) (the
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"Original Certificate of Trust").

     The Original Certificate of Trust is hereby restated in its entirety to read as follows:

     1.  Name.  The name of the business trust formed hereby is ANZ Exchangeable
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Preferred Trust II.

     2.  Registered Office; Registered Agent.  The business address of the
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registered office of the Trust in the State of Delaware is One Rodney Square,
10th Floor, 10th and King Streets, City of Wilmington, County of New Castle 19801. The name of the Trust's registered agent at such address is RL&F Service Corp.

     3.  Effective Date.  This Restated Certificate of Trust shall be effective
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as of its filing with the Secretary of State.

     4.   Other Matters.  The Trust will be a registered investment company
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under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have duly executed this Restated Certificate of Trust in accordance with Section 3811(a) of the Delaware Business Trust Act as of the date first above written.



                              By:    /s/ Donald J. Puglisi
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                                  Donald J. Puglisi, as Trustee



                              By:     /s/ William R. Latham III
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                                  William R. Latham III, as Trustee



                              By:     /s/ James B. O'Neill
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                                  James B. O'Neill, as Trustee